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                                POWER OF ATTORNEY

I the undersigned director and officer of The Lincoln National Life Insurance Company, hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Global Asset Allocation Fund, Inc., which were previously executed by us and do hereby severally constitute and appoint Steven M. Kluever, Todd R. Stephenson, and Cynthia A. Rose my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacity indicated below, any and all amendments to Registration Statement No. 33-13530 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed on March 21, 2001.

SIGNATURE                                TITLE
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/s/ Frederick J. Crawford                Vice President and Treasurer
--------------------------------         (Principal Financial Officer)
Frederick J. Crawford




STATE OF PENNSYLVANIA)
                )SS:
COUNTY OF PHILADELPHIA)

                                         Subscribed and sworn to before me this
                                           21   day of March, 2001.
                                         ------

                                         /s/ Sharon M. Scotese
                                         ---------------------------
                                         Notary public

                                         Commission Expires: Sept. 6, 2004
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